AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

CERTIFICATE OF CORRECTION
ARTICLES OF AMENDMENT

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1.    This Certificate of Correction is filed to correct typographical errors in the Corporation’s Articles of Amendment.

2.    Said Articles of Amendment were filed by the Corporation on December 17, 2020.

3.    Article SEVENTH requiring correction as previously filed is as follows:

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Six Billion Five Hundred Million (6,500,000,000) shares of the Six Billion Five Hundred Million (6,500,000,000) shares of authorized capital stock of the Corporation among the eight (8) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	360,000,000	$3,600,000
	I	30,000,000	300,000
	A	20,000,000	200,000
	C	15,000,000	150,000
	R	20,000,000	200,000

Disciplined Core Value Fund	Investor	370,000,000	$3,700,000
(f/k/a Income & Growth Fund)	I	40,000,000	400,000
	A	50,000,000	500,000
	C	15,000,000	150,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

Equity Growth Fund	Investor	680,000,000	$6,800,000
	I	120,000,000	1,200,000
	A	45,000,000	450,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

Utilities Fund	Investor	260,000,000	$2,600,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Disciplined Growth Fund	Investor	170,000,000	$1,700,000
	I	100,000,000	1,000,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Small Company Fund	Investor	340,000,000	$3,400,000
	I	35,000,000	350,000
	A	35,000,000	350,000
	C	15,000,000	150,000
	R	20,000,000	200,000
	R5	50,000,000	500,000

NT Equity Growth Fund	G	985,000,000	$9,850,000

NT Disciplined Growth Fund	Investor	80,000,000	$800,000
	G	330,000,000	3,300,000

4.    The above Article SEVENTH hereby is amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Six Billion Five Hundred Million (6,500,000,000) shares of the Six Billion Five Hundred Million (6,500,000,000) shares of authorized capital stock of the Corporation among the eight (8) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor	800,000,000	$8,000,000
	I	100,000,000	1,000,000
	A	30,000,000	300,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Disciplined Core Value Fund	Investor	700,000,000	$7,000,000
(f/k/a Income & Growth Fund)	I	140,000,000	1,400,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	40,000,000	400,000

Equity Growth Fund	Investor	850,000,000	$8,500,000
	I	140,000,000	1,400,000
	A	40,000,000	400,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	40,000,000	400,000

Utilities Fund	Investor	300,000,000	$3,000,000

Disciplined Growth Fund	Investor	400,000,000	$4,000,000
	I	100,000,000	1,000,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	40,000,000	400,000
	Y	40,000,000	400,000

Small Company Fund	Investor	400,000,000	$4,000,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R5	40,000,000	400,000

NT Equity Growth Fund	G	1,300,000,000	$13,000,000

NT Disciplined Growth Fund	Investor	80,000,000	$800,000
	G	550,000,000	5,500,000

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused this Certificate of Correction to the Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 5th day of January, 2021.

ATTEST:		AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction to the Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Certificate of Correction to the Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: January 5, 2021	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President